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CHS Reports First Quarter Earnings
Strong Global Demand for Ag and Energy Generated $782.6 Million in Fiscal 2023
First Quarter Net Income

ST. PAUL, MINN. (Jan. 11, 2023) - CHS Inc., the nation’s leading agribusiness cooperative, today released results for its first quarter ended Nov. 30, 2022. The company reported quarterly net income of $782.6 million compared to $452.0 million in the first quarter of fiscal year 2022.
Fiscal 2023 first quarter highlights include:
•Revenues of $12.8 billion compared to $10.9 billion in the first quarter of fiscal year 2022, a year-over-year increase of 17%.
•Continued robust global demand for commodities, coupled with market volatility, resulted in strong earnings across all business segments.
•Significantly improved earnings in our Energy segment resulted primarily from higher refining margins driven by strong demand in rural America and global market conditions.
•Our soybean and canola processing businesses in our Ag segment benefited from strong demand for meal and oil.
•Our CF Nitrogen investment delivered strong earnings due to robust urea and UAN demand.
“The U.S. agricultural industry has benefited from ongoing strong global demand for grain and oilseed commodities,” said Jay Debertin, president and CEO of CHS Inc. “Our continued strong earnings are attributable to market dynamics and supported by our investments on behalf of our owners in infrastructure, supply chain capabilities and innovative technology that drive efficiency and operational improvements. As we enter 2023, CHS remains well-positioned to maximize value for our member cooperatives, farmer-owners and customers.”

Energy
Pretax earnings of $396.6 million for the first quarter of fiscal year 2023 represent a $327.4 million increase versus the prior year period and reflect:
•Improved refined fuels market conditions including higher refining margins and discounts on heavy Canadian crude oil, partially offset by higher renewable energy credit costs and increased refinery maintenance expenses
•Higher refined fuels and propane volumes driven by strong demand due to more favorable weather conditions during fall harvest compared to the same period in fiscal year 2022
•Lower propane margins resulting from hedging-related impacts due to volatile pricing in the first quarter

Ag
Pretax earnings of $287.3 million represent a $0.9 million increase versus the prior year period and reflect:
•Strong global demand and constrained supply for grain and oilseed

•Improved margins in our oilseed processing business due to robust demand as well as mark-to-market gains
•Lower margins on our grain and oilseed commodities, driven by unfavorable mark-to-market impacts, as well as less favorable pricing for our agronomy products
•Decreased volumes across most of our Ag segment due to numerous factors, including drought conditions in portions of our trade territory

Nitrogen Production
Pretax earnings of $96.9 million represent a $0.3 million increase versus the prior year period and reflect continued favorable performance of our strategic investment in CF Nitrogen due to strong global demand for urea and UAN.

Corporate and Other
Pretax earnings of $36.7 million represent a $22.2 million increase versus the prior year period and reflect increased equity income from our Ventura Foods joint venture, which resulted from more favorable market conditions for edible oils.

CHS Inc. Earnings*
by Segment
(in thousands $)

	Three Months Ended November 30,
	2022	2021
Energy	$396,594	$69,190
Ag	287,299	286,425
Nitrogen Production	96,873	96,583
Corporate and Other	36,704	14,465
Income before income taxes	817,470	466,663
Income tax expense	34,554	14,720
Net income	782,916	451,943
Net income (loss) attributable to noncontrolling interests	318	(18)
Net income attributable to CHS Inc.	$782,598	$451,961

*Earnings is defined as income (loss) before income taxes.

CHS Inc. (www.chsinc.com) is a leading global agribusiness owned by farmers, ranchers and cooperatives across the United States. Diversified in energy, agronomy, grains and foods, CHS is committed to creating connections to empower agriculture, helping its farmer-owners, customers and other stakeholders grow their businesses through its domestic and global operations. CHS supplies energy, crop nutrients, seed, crop protection products, grain marketing services, production and agricultural services, animal nutrition products, foods and food ingredients, and risk management services. The company operates petroleum refineries and pipelines and manufactures, markets and distributes Cenex® brand refined fuels, lubricants, propane and renewable energy products.

This document and other CHS Inc. publicly available documents contain, and CHS officers and representatives may from time to time make, "forward-looking statements" within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as "anticipate," "intend," "plan," "goal," "seek," "believe," "project," "estimate," "expect," "strategy," "future," "likely," "may," "should," "will" and similar references to future periods. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on CHS current beliefs, expectations and assumptions regarding the future of its businesses, financial condition and results of operations, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of CHS control. CHS actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not place undue reliance on any of these forward-looking statements. Important factors that could cause CHS actual results and financial condition to differ materially from those indicated in the forward-looking statements are discussed or identified in CHS filings made with the U.S. Securities and Exchange Commission, including in the "Risk Factors" discussion in Item 1A of CHS Annual Report on Form 10-K for the fiscal year ended August 31, 2022. These factors may include: changes in commodity prices; the impact of government policies, mandates, regulations and trade agreements; global and regional political, economic, legal and other risks of doing business globally; the ongoing war between Russia and Ukraine; the impact of inflation; the impact of epidemics, pandemics, outbreaks of disease and other adverse public health developments, including COVID-19; the impact of market acceptance of alternatives to refined petroleum products; consolidation among our suppliers and customers; nonperformance by contractual counterparties; changes in federal income tax laws or our tax status; the impact of compliance or noncompliance with applicable laws and regulations; the impact of any governmental investigations; the impact of environmental liabilities and litigation; actual or perceived quality, safety or health risks associated with our products; the impact of seasonality; the effectiveness of our risk management strategies; business interruptions, casualty losses and supply chain issues; the impact of workforce factors; our funding needs and financing sources; financial institutions’ and other capital sources’ policies concerning energy-related businesses; uncertainty regarding the transition away from LIBOR and the replacement of LIBOR with an alternative reference rate; technological improvements that decrease the demand for our agronomy and energy products; our ability to complete, integrate and benefit from acquisitions, strategic alliances, joint ventures, divestitures and other nonordinary course-of-business events; security breaches or other disruptions to our information technology systems or assets; the impact of our environmental, social and governance practices, including failures or delays in achieving our strategies or expectations related to climate change or other environmental matters; the impairment of long-lived assets; and other factors affecting our businesses generally. Any forward-looking statements made by CHS in this document are based only on information currently available to CHS and speak only as of the date on which the statement is made. CHS undertakes no obligation to update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise except as required by applicable law.